Exhibit 99.1

Ventas Reports 2019 Second Quarter Results

CHICAGO--(BUSINESS WIRE)--July 26, 2019--Ventas, Inc. (NYSE: VTR) today announced its results for the second quarter ended June 30, 2019.

“Ventas had a highly productive second quarter as we delivered strong results, executed on our near term development pipeline in our exciting university-based research & innovation business, and captured accretive and attractive external investments, including with Le Groupe Maurice,” said Debra A. Cafaro, Ventas Chairman and CEO.

“Building on our strong momentum in 2019, we are increasing our guidance for the year. With our powerful combination of a large, diverse high quality portfolio, which is benefitting from strong demand; our best in class partners; and our collaborative, experienced and results-oriented team, we are well positioned to meet our objectives in 2019 and pivot to growth in 2020. We look forward to the positive impact of an upcycle in senior housing from the expected combination of increasing demographic demand and reduced community openings, the completion and lease-up of our promising R&I development assets, growth in our core portfolio and accretive investment activity,” Cafaro added.

Second Quarter 2019 Company Performance

  Net income attributable to common stockholders per diluted share for second quarter 2019 was $0.58 compared to $0.46 in the same period in 2018. The year-over-year increase from 2018 was due principally to growth in second quarter 2019 property-level operating income and a non-cash income tax benefit in the quarter. The second quarter 2019 also benefitted from cash natural disaster recoveries, the recognition of cash profit on warrants held in the Company’s Research & Innovation (“R&I”) business, and a $21 million second quarter 2018 non-cash expense (the “2018 Non-Cash Brookdale Expense”) incurred in connection with a mutually beneficial Brookdale Senior Living, Inc. (“Brookdale”) lease extension. These benefits were partially offset by lower gains on real estate asset dispositions and lower interest income from loans and investments in the second quarter 2019 mainly due to the second quarter 2018 full payoff of the Ardent Health Services (“Ardent”) loans and related fee recognition.
  Reported Funds from Operations per share, as defined by the National Association of Real Estate Investment Trusts (“Nareit FFO”) was $1.13 compared to $0.98 in the same period in 2018. The change from 2018 results was due to the factors described above, adjusted to exclude the impact of lower gains from the sale of real estate assets in the second quarter of 2019.
  Normalized Funds from Operations (“FFO”) per share for second quarter 2019 was $0.97 compared to $1.08 in 2018. The change from 2018 was primarily the result of the second quarter 2018 full payoff of the Ardent loans and recognition of related fees as described above. The second quarter 2019 non-cash tax benefit, cash natural disaster recoveries and the 2018 Non-Cash Brookdale Expense are excluded from the Company’s normalized FFO results for their respective periods.

Second Quarter 2019 Portfolio Performance

  For the second quarter 2019, the Company’s quarterly same-store total property portfolio (1,104 assets) cash net operating income (“NOI”) was in line with expectations and rose 0.3 percent compared to the same period in 2018. Excluding the impact of a cash fee of $2.5 million received by the Company in the second quarter of 2018 from Brookdale, the Company’s portfolio grew same-store NOI 0.9 percent. Reported same-store cash NOI performance by segment for the second quarter 2019 is as follows:

Same-Store Cash NOI
Q2 2019
Reported Growth

Triple-Net (“NNN”)	1.5%
Senior Housing Operating Properties (“SHOP”)	(2.9%)
Office	2.9%
Total Company	0.3%
  Second quarter year-over-year changes in the Company’s same-store property results were driven by:
    NNN portfolio: Growth was primarily the result of net in-place lease escalations. Excluding the 2018 $2.5 million cash fee noted above from Brookdale, the NNN portfolio grew 2.9 percent.
    SHOP portfolio: As expected, same-store SHOP performance was driven by the impact of continued 2019 elevated new community openings in select markets, which affected rate and occupancy. In addition, average occupancy compared to last year trended in accordance with the Company’s expectations. Despite significant new openings, absorption growth was robust and the positive trend of lower new construction starts continued during the quarter.
    Office portfolio: Growth was led by excellent performance in the Company’s university-based R&I properties and complemented by solid growth in the Company’s medical office building (“MOB”) portfolio, which is benefitting from the implementation and success of operational and sustainability initiatives.

2019 Investment Highlights

The Company demonstrated momentum in its accretive external investment activity, announcing nearly $3.5 billion in new investments:

  Portfolio Investment with Le Groupe Maurice (“LGM”): Ventas, in partnership with LGM, a best-in-class, fully integrated designer, developer and operator of senior housing, agreed to invest in a Class-A portfolio of 31 high quality, apartment-like senior housing communities and certain in-progress developments valued at US$1.8 billion in the attractive Quebec market. Key aspects of the partnership, transaction and portfolio include:
    Expected 5.5 percent stabilized yield on the 31 communities, representing an attractive price. The communities are vibrant and contain top-tier amenities to encourage an active lifestyle. Average length of stay approximates six years.
    The existing portfolio is comprised of 28 stable communities and three newly constructed lease-up communities. Ventas expects a four percent NOI cumulative average growth rate over the next five years from these 31 communities.
    Five additional in-progress developments are currently underway, which are expected to be additive to NOI growth. Total expected project costs are C$0.5 billion and targeted stabilized cash yield approximates 6.5 percent.
    Ventas will have exclusive rights to jointly develop and own all current and future communities under a pipeline agreement with LGM. The Company expects LGM to commence an additional two to three communities per year, consistent with its historical growth.
    The Quebec senior housing market is compelling, with the senior population expected to double in the next twenty years and the penetration rate for senior housing robust at 18 percent.
    In June 2019, the Company signed a definitive agreement to acquire the 31 communities and in-progress developments in an 85/15% partnership with the principal of LGM. The portfolio will continue to be managed by LGM.
    In July 2019, the Company closed the first phase of the acquisition by funding US$723 million to LGM. Completion of the second phase of the investment is expected to occur in the third quarter of 2019, subject to customary closing conditions.
  R&I Development Pipeline: As part of its pivot to growth, Ventas has announced a $1.5 billion proprietary pipeline of university-based R&I developments with its leading partner, Wexford Science & Technology (“Wexford”). Year-to-date, the Company has announced five specific projects totaling nearly $900 million with top-tier universities. The developments will be utilized for groundbreaking research, academic medicine and innovation. Additionally, the developments are with new and existing Ventas/Wexford university relationships, and establish or expand Knowledge Communities. These five projects include:
    Pitt Immune Transplant & Therapy Center: Creation of a research, academic medicine and innovation hub anchored by a new relationship with University of Pittsburgh to house cutting-edge immunotherapy research in collaboration with the University of Pittsburgh Medical Center (“UPMC”) and co-located with UPMC’s Shadyside Hospital.
    One uCity: Expansion of the flourishing Philadelphia uCity Square Knowledge Community associated with the University of Pennsylvania.
    College of Nursing and Health Professions (“CNHP”), Drexel University: State-of-the-art academic medicine facility, also in uCity Square, which will provide CNHP students, faculty and staff with immediate access to Drexel’s full suite of on-campus resources.
    Cortex Innovation Tower: Expansion of the vibrant Cortex Innovation Community associated with Washington University in St. Louis.
    Arizona State University: Class-A, fully lab-enabled research & innovation center anchored by Arizona State University and focused on biomedical discovery and innovation in health outcomes.
    The above total 1.5 million square feet in aggregate, are approximately 40 percent pre-leased and are expected to generate over a seven percent cash and eight percent GAAP yield, respectively, upon stabilization.
  Colony Financing: Demonstrating execution consistent with Ventas’s investment framework, including well structured, higher yielding investments, Ventas closed on a $490 million financing to subsidiaries of Colony Capital, Inc. (with its subsidiaries, “Colony”) in June as part of a successful $1.5 billion Colony loan (the “New Colony Loan”). Ventas’s investment bears interest at LIBOR plus 6.4 percent, representing a current all-in cash and GAAP rate of nine percent. The New Colony Loan is supported by a diverse pool of collateral, including 156 U.S. healthcare properties comprised of medical office buildings, senior housing properties and other healthcare assets. Ventas previously held a $282 million tranche of Colony debt that was fully retired with proceeds from the New Colony Loan. Ventas’s investment in the New Colony Loan is expected to add five cents per share of normalized FFO accretion on a full year basis funded on a leverage neutral basis.
  Duke Health: In June, expanding on the Company’s footprint with Duke University and increasing its investment in academic medicine, Ventas completed an $80 million fee simple acquisition of an asset 100 percent leased for 13 years to Duke University Health System and Duke’s affiliated faculty physician group. Annual cash lease escalators are 2.2 percent. This asset enhances Ventas’s leading MOB portfolio, and extends its relationship with Duke University and Duke School of Medicine, which is an anchor tenant in the Company’s Chesterfield R&I building.

Second Quarter 2019 and Recent Operational and Capital Market Highlights

  Office Excellence: Ventas’s Office business delivered exceptional performance and achievements year to date:
    R&I Business Highlights:
      Validating the robust demand for well-located and designed on-campus research space, Penn Medicine occupied 38,000 square feet of lab space at the Company’s 3711 Market Street, replacing the Science Center, who expanded by leasing 50,000 square feet in the Company’s newly completed building at 3675 Market Street. Both buildings, located in the uCity Knowledge Community in Philadelphia, are now over 97 percent leased.
      Reinforcing the attractiveness of Ventas’s tenants in its R&I business, Paragon Bioservices, Inc (“Paragon”) a leading life sciences company located in the Company’s University of Maryland, Baltimore Knowledge Community, was recently acquired for $1.2 billion by Catalent Inc. and the Company received $9 million from warrants it held in Paragon equity.
    MOB Portfolio Recognition: Sutter Van Ness received LEED Gold Certification in the second quarter. Ventas’s trophy 239,000 square foot medical office building development opened in the first quarter of 2019, is currently 83 percent leased, and is anchored by Sutter Health (Moody’s Aa3).
  Financial Strength Enhanced by Excellent Capital Markets Execution:
    Ventas’s net debt to adjusted pro forma EBITDA ratio improved sequentially to 5.2x, principally as a result of Ventas equity raised in June in advance of the July closing of the first phase of the LGM transaction.
    Second quarter and recent activity include:
      During the second quarter, the Company completed a public offering of common stock for 12.65 million shares that raised $794 million in gross proceeds at an average price of $62.75 per share, principally used to fund the Company’s LGM investment.
      After the second quarter, the Company issued and sold under its “at the market” equity offering program a total of 1.1 million shares of common stock at an average gross issuance price of $70.41 per share, resulting in nearly $78 million in gross proceeds, used to fund the Company’s investments.
      After the second quarter, the Company extended its maturity profile and managed interest rate risk via the attractive issuance of $450 million of 2.65% Senior Notes due 2025, proceeds of which were used to retire $397 million of 2.70% Senior Notes due 2020.
    The Company has robust available liquidity from cash on hand and existing credit facility totaling $2.6 billion at the end of the second quarter 2019, net of outstanding commercial paper.

People & Culture Driving Continued Success

  Sean P. Nolan Appointed to Board of Directors
    Sean P. Nolan, former Chief Executive Officer of AveXis, Inc. (formerly NASDAQ: AVXS), a clinical-stage gene therapy company acquired for $8.7 billion in 2018 by Novartis, has been appointed as an independent member of the Company’s Board of Directors, effective immediately. With three decades of extensive experience in the biopharmaceutical industry and a proven track record of business results, Mr. Nolan will contribute unique and complementary insights to enhance the Company’s business, especially its rapidly growing R&I business.
  Demonstrated Leadership Excellence
    Robert F. Probst, Ventas Executive Vice President and Chief Financial Officer, was named Financial Executives International’s 2019 Public Company Financial Executive of the Year. The national award is presented annually to a CFO who has made a major impact within their company, achieved success in the company’s growth and profitability, and shown exemplary leadership skills throughout their career.
  Ventas Named as a Founding Partner of The Global Institute on Innovation Districts (“GIID”)
    Ventas was named a Founding Partner in GIID, a practitioner-led and empirically grounded not-for-profit organization designed to strategically advance innovation districts worldwide through the creation of a global network and focused research initiatives.

Second Quarter Dividend

The Company paid its second quarter 2019 dividend of $0.7925 per share on July 12, 2019 to stockholders of record on July 1, 2019.

2019 Guidance Improved

After a strong first half of 2019, Ventas is raising its outlook for 2019 per share net income attributable to common stockholders, Nareit FFO and normalized FFO, as described below. The Company also re-affirms its previous overall and segment level same-store cash NOI growth guidance.

	Improved FY 2019 Guidance
	Previous Per Share			Current Per Share
	Low		High	Low		High

Net Income Attributable to Common Stockholders	$1.23	-	$1.38	$1.38	-	$1.45
Nareit FFO	$3.70	-	$3.82	$3.90	-	$3.97
Normalized FFO	$3.75	-	$3.85	$3.80	-	$3.86

	Re-Affirmed-FY 2019 Projected
	Same-Store Cash NOI Growth Affirmed
	Low		High

NNN	0.5%	-	1.5%
SHOP	(3%)	-	0%
Office	1.5%	-	2.5%
Total Company	0%		1%

Assumptions for Ventas’s 2019 improved normalized FFO per share guidance are largely consistent with the Company’s previously disclosed guidance, but now include the impacts of announced investments and associated capital markets activities. In addition, the Company now expects to achieve $600 million of 2019 dispositions and receipt of loan repayments, approximately $360 million of which have occurred to date. Guidance continues to include $0.02 per share in incremental leasing costs from changes in lease accounting standards principally reflected in G&A expenses. The Company’s 2019 outlook now assumes 370 million weighted average fully-diluted shares. Consistent with the Company's prior statements, the Company’s guidance does not contemplate any modification of its lease with Holiday Retirement. No material unannounced investments or capital activity is included in guidance, except for the Canadian debt financing associated with the closing of the second phase of the LGM transaction.

A reconciliation of the Company’s 2019 guidance to the Company’s projected GAAP measures is included in this press release. The Company’s 2019 guidance is based on a number of other assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

Second Quarter 2019 Conference Call

Ventas will hold a conference call to discuss this earnings release today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The dial-in number for the conference call is (844) 776-7841 (or +1 (661) 378-9542 for international callers), and the participant passcode is “Ventas.” The call will also be webcast live by NASDAQ OMX and can be accessed at the Company’s website at www.ventasreit.com. A replay of the call will be available at the Company’s website, or by calling (855) 859-2056 (or +1 (404) 537-3406 for international callers), passcode 6672539, beginning on July 26, 2019, at approximately 1:00 p.m. Eastern Time and will remain available for 36 days.

Ventas, Inc., an S&P 500 company, is a leading real estate investment trust. Its diverse portfolio of approximately 1,200 assets in the United States, Canada and the United Kingdom consists of senior housing communities, medical office buildings, university-based research and innovation centers, inpatient rehabilitation and long-term acute care facilities, and health systems. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. References to “Ventas” or the “Company” mean Ventas, Inc. and its consolidated subsidiaries unless otherwise expressly noted. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

The Company routinely announces material information to investors and the marketplace using press releases, Securities and Exchange Commission (“SEC”) filings, public conference calls, webcasts and the Company’s website at www.ventasreit.com/investor-relations. The information that the Company posts to its website may be deemed to be material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor and review the information that the Company posts on its website, in addition to following the Company’s press releases, SEC filings and public conference calls and webcasts. Supplemental information regarding the Company can be found on the Company’s website under the “Investor Relations” section or at www.ventasreit.com/investor-relations/annual-reports---supplemental-information. A comprehensive listing of the Company’s properties is available at www.ventasreit.com/our-portfolio/properties-by-stateprovince.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger or acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the SEC. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (d) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (e) the nature and extent of future competition, including new construction in the markets in which the Company’s senior housing communities and office buildings are located; (f) the extent and effect of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of the London Inter-bank Offered Rate after 2021; (h) the ability of the Company’s tenants, operators and managers, as applicable, to comply with laws, rules and regulations in the operation of the Company’s properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents and patients; (i) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues, earnings and funding sources; (j) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (l) final determination of the Company’s taxable net income for the year ended December 31, 2018 and for the year ending December 31, 2019; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, the Company’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations, including indemnification obligations, the Company may incur in connection with the replacement of an existing tenant; (n) risks associated with the Company’s senior living operating portfolio, such as factors that can cause volatility in the Company’s operating income and earnings generated by those properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) changes in exchange rates for any foreign currency in which the Company may, from time to time, conduct business; (p) year-over-year changes in the Consumer Price Index or the UK Retail Price Index and the effect of those changes on the rent escalators contained in the Company’s leases and the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (r) the impact of damage to the Company’s properties from catastrophic weather and other natural events and the physical effects of climate change; (s) the impact of increased operating costs and uninsured professional liability claims on the Company’s liquidity, financial condition and results of operations or that of the Company’s tenants, operators, borrowers and managers, and the ability of the Company and the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (t) risks associated with the Company’s office building portfolio and operations, including the Company’s ability to successfully design, develop and manage office buildings and to retain key personnel; (u) the ability of the hospitals on or near whose campuses the Company’s medical office buildings are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (v) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (w) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (x) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; (y) consolidation activity in the senior housing and healthcare industries resulting in a change of control of, or a competitor’s investment in, one or more of the Company’s tenants, operators, borrowers or managers or significant changes in the senior management of the Company’s tenants, operators, borrowers or managers; (z) the impact of litigation or any financial, accounting, legal or regulatory issues that may affect the Company or its tenants, operators, borrowers or managers; and (aa) changes in accounting principles, or their application or interpretation, and the Company’s ability to make estimates and the assumptions underlying the estimates, which could have an effect on the Company’s earnings.

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018

Assets
Real estate investments:
Land and improvements	$2,128,409	$2,116,086	$2,114,406	$2,115,870	$2,124,231
Buildings and improvements	22,837,251	22,609,780	22,437,243	22,188,578	22,065,202
Construction in progress	386,550	335,773	422,334	395,072	408,313
Acquired lease intangibles	1,267,322	1,279,490	1,502,955	1,506,269	1,510,698
Operating lease assets	374,319	359,025	—	—	—
	26,993,851	26,700,154	26,476,938	26,205,789	26,108,444
Accumulated depreciation and amortization	(6,758,067)	(6,570,557)	(6,383,281)	(6,185,155)	(5,972,774)
Net real estate property	20,235,784	20,129,597	20,093,657	20,020,634	20,135,670
Secured loans receivable and investments, net	693,651	496,344	495,869	527,851	526,553
Investments in unconsolidated real estate entities	47,112	48,162	48,378	48,478	101,490
Net real estate investments	20,976,547	20,674,103	20,637,904	20,596,963	20,763,713
Cash and cash equivalents	81,987	82,514	72,277	86,107	93,684
Escrow deposits and restricted cash	56,309	57,717	59,187	62,440	64,419
Goodwill	1,050,470	1,050,876	1,050,548	1,045,877	1,034,274
Assets held for sale	1,754	5,978	5,454	24,180	15,567
Other assets	821,844	796,909	759,185	782,386	727,477
Total assets	$22,988,911	$22,668,097	$22,584,555	$22,597,953	$22,699,134

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$10,256,092	$10,690,176	$10,733,699	$10,478,455	$10,402,897
Accrued interest	111,388	81,766	99,667	76,883	93,112
Operating lease liabilities	233,757	214,046	—	—	—
Accounts payable and other liabilities	1,137,980	1,063,707	1,086,030	1,134,898	1,133,902
Liabilities related to assets held for sale	1,216	947	205	14,790	896
Deferred income taxes	149,454	205,056	205,219	236,616	240,941
Total liabilities	11,889,887	12,255,698	12,124,820	11,941,642	11,871,748

Redeemable OP unitholder and noncontrolling interests	222,662	206,386	188,141	143,242	149,817

Commitments and contingencies

Equity:
Ventas stockholders’ equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 371,478; 358,387; 356,572; 356,468; and 356,412 shares issued at June 30, 2019, March 31, 2019, December 31, 2018, September 30, 2018, and June 30, 2018, respectively	92,852	89,579	89,125	89,100	89,085
Capital in excess of par value	13,940,117	13,160,550	13,076,528	13,081,324	13,068,399
Accumulated other comprehensive loss	(39,671)	(12,065)	(19,582)	(7,947)	(10,861)
Retained earnings (deficit)	(3,173,287)	(3,088,401)	(2,930,214)	(2,709,293)	(2,529,102)
Treasury stock, 0; 0; 0; 6; and 11 shares at June 30, 2019, March 31, 2019, December 31, 2018, September 30, 2018, and June 30, 2018, respectively	—	—	—	(345)	(573)
Total Ventas stockholders’ equity	10,820,011	10,149,663	10,215,857	10,452,839	10,616,948
Noncontrolling interests	56,351	56,350	55,737	60,230	60,621
Total equity	10,876,362	10,206,013	10,271,594	10,513,069	10,677,569
Total liabilities and equity	$22,988,911	$22,668,097	$22,584,555	$22,597,953	$22,699,134

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues
Rental income:
Triple-net leased	$196,382	$167,870	$396,450	$358,511
Office	202,188	192,392	403,616	386,560
	398,570	360,262	800,066	745,071
Resident fees and services	520,725	518,989	1,042,172	1,033,742
Office building and other services revenue	2,691	4,289	5,209	7,617
Income from loans and investments	19,529	56,417	36,655	87,598
Interest and other income	9,202	2,347	9,489	11,981
Total revenues	950,717	942,304	1,893,591	1,886,009
Expenses
Interest	110,369	113,029	220,988	224,392
Depreciation and amortization	226,187	223,634	462,107	456,784
Property-level operating expenses:
Senior living	366,837	361,112	727,823	713,332
Office	62,743	60,301	124,828	120,994
Triple-net leased	6,321	—	13,754	—
	435,901	421,413	866,405	834,326
Office building services costs	515	534	1,148	649
General, administrative and professional fees	43,079	36,656	83,839	73,830
Loss (gain) on extinguishment of debt, net	4,022	(93)	4,427	10,884
Merger-related expenses and deal costs	4,600	4,494	6,780	21,830
Other	(11,481)	3,527	(11,458)	6,647
Total expenses	813,192	803,194	1,634,236	1,629,342
Income before unconsolidated entities, real estate dispositions, income taxes, discontinued operations and noncontrolling interests	137,525	139,110	259,355	256,667
Loss from unconsolidated entities	(2,529)	(6,371)	(3,475)	(47,110)
Gain on real estate dispositions	19,150	35,827	24,597	35,875
Income tax benefit	57,752	734	59,009	3,976
Income from continuing operations	211,898	169,300	339,486	249,408
Discontinued operations	—	—	—	(10)
Net income	211,898	169,300	339,486	249,398
Net income attributable to noncontrolling interests	1,369	2,781	3,172	4,176
Net income attributable to common stockholders	$210,529	$166,519	$336,314	$245,222
Earnings per common share
Basic:
Income from continuing operations	$0.59	$0.48	$0.94	$0.70
Net income attributable to common stockholders	0.58	0.47	0.94	0.69
Diluted:
Income from continuing operations	$0.58	$0.47	$0.93	$0.69
Net income attributable to common stockholders	0.58	0.46	0.93	0.68

Weighted average shares used in computing earnings per common share
Basic	361,722	356,228	359,301	356,175
Diluted	365,553	359,000	363,100	358,931

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
Revenues
Rental income:
Triple-net leased	$196,382	$200,068	$189,168	$190,117	$167,870
Office	202,188	201,428	195,540	193,911	192,392
	398,570	401,496	384,708	384,028	360,262
Resident fees and services	520,725	521,447	517,175	518,560	518,989
Office building and other services revenue	2,691	2,518	2,511	3,288	4,289
Income from loans and investments	19,529	17,126	18,512	18,108	56,417
Interest and other income	9,202	287	357	12,554	2,347
Total revenues	950,717	942,874	923,263	936,538	942,304

Expenses
Interest	110,369	110,619	110,524	107,581	113,029
Depreciation and amortization	226,187	235,920	244,276	218,579	223,634
Property-level operating expenses:
Senior living	366,837	360,986	366,148	366,721	361,112
Office	62,743	62,085	61,017	61,668	60,301
Triple-net leased	6,321	7,433	—	—	—
	435,901	430,504	427,165	428,389	421,413
Office building services costs	515	633	338	431	534
General, administrative and professional fees	43,079	40,760	38,475	39,677	36,656
Loss (gain) on extinguishment of debt, net	4,022	405	7,843	39,527	(93)
Merger-related expenses and deal costs	4,600	2,180	4,259	4,458	4,494
Other	(11,481)	23	58,877	1,244	3,527
Total expenses	813,192	821,044	891,757	839,886	803,194

Income before unconsolidated entities, real estate dispositions, income taxes, discontinued operations and noncontrolling interests	137,525	121,830	31,506	96,652	139,110
Loss from unconsolidated entities	(2,529)	(946)	(7,208)	(716)	(6,371)
Gain on real estate dispositions	19,150	5,447	10,354	18	35,827
Income tax benefit	57,752	1,257	28,650	7,327	734
Income from continuing operations	211,898	127,588	63,302	103,281	169,300
Discontinued operations	—	—	—	—	—
Net income	211,898	127,588	63,302	103,281	169,300
Net income attributable to noncontrolling interests	1,369	1,803	1,029	1,309	2,781
Net income attributable to common stockholders	$210,529	$125,785	$62,273	$101,972	$166,519

Earnings per common share
Basic:
Income from continuing operations	$0.59	$0.36	$0.18	$0.29	$0.48
Net income attributable to common stockholders	0.58	0.35	0.17	0.29	0.47
Diluted:
Income from continuing operations	$0.58	$0.35	$0.18	$0.29	$0.47
Net income attributable to common stockholders	0.58	0.35	0.17	0.28	0.46

Weighted average shares used in computing earnings per common share
Basic	361,722	356,853	356,389	356,318	356,228
Diluted	365,553	360,619	359,989	359,355	359,000

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Six Months Ended
	June 30,
	2019	2018
Cash flows from operating activities:
Net income	$339,486	$249,398
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	462,107	456,784
Amortization of deferred revenue and lease intangibles, net	(6,145)	(23,837)
Other non-cash amortization	11,587	8,650
Stock-based compensation	18,475	14,273
Straight-lining of rental income	(17,000)	28,085
Loss on extinguishment of debt, net	4,427	10,884
Gain on real estate dispositions	(24,597)	(35,875)
Gain on real estate loan investments	—	(13,202)
Income tax benefit	(61,195)	(5,317)
Loss from unconsolidated entities	3,475	47,110
Distributions from unconsolidated entities	1,300	2,634
Other	5,091	1,124
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(44,472)	12,776
Increase (decrease) in accrued interest	11,398	(1,504)
Increase (decrease) in accounts payable and other liabilities	25,282	(41,647)
Net cash provided by operating activities	729,219	710,336
Cash flows from investing activities:
Net investment in real estate property	(208,039)	(12,257)
Investment in loans receivable	(507,148)	(211,554)
Proceeds from real estate disposals	74,405	312,243
Proceeds from loans receivable	289,657	866,097
Development project expenditures	(114,226)	(155,682)
Capital expenditures	(58,381)	(42,029)
Distributions from unconsolidated entities	—	6,792
Investment in unconsolidated entities	(934)	(40,033)
Insurance proceeds for property damage claims	16,939	2,329
Net cash (used in) provided by investing activities	(507,727)	725,906
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	(506,551)	(197,726)
Net change in borrowings under commercial paper program	269,810	—
Proceeds from debt	712,934	750,316
Repayment of debt	(997,061)	(1,431,887)
Purchase of noncontrolling interests	—	(2,429)
Payment of deferred financing costs	(6,837)	(6,348)
Issuance of common stock, net	866,033	—
Cash distribution to common stockholders	(567,142)	(563,395)
Cash distribution to redeemable OP unitholders	(4,551)	(3,744)
Cash issued for redemption of OP Units	—	(975)
Contributions from noncontrolling interests	3,594	—
Distributions to noncontrolling interests	(4,103)	(7,808)
Proceeds from stock option exercises	25,738	2,325
Other	(6,732)	(4,320)
Net cash used in financing activities	(214,868)	(1,465,991)
Net increase (decrease) in cash, cash equivalents and restricted cash	6,624	(29,749)
Effect of foreign currency translation	208	(401)
Cash, cash equivalents and restricted cash at beginning of period	131,464	188,253
Cash, cash equivalents and restricted cash at end of period	$138,296	$158,103

Supplemental schedule of non-cash activities:
Assets acquired and liabilities assumed from acquisitions and other:
Real estate investments	$1,069	$28,916
Other assets	183	4,112
Other liabilities	1,252	15,944
Equity issued for redemption of OP Units	—	266

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
Cash flows from operating activities:
Net income	$211,898	$127,588	$63,302	$103,281	$169,300
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	226,187	235,920	244,276	218,579	223,634
Amortization of deferred revenue and lease intangibles, net	(3,299)	(2,846)	(4,659)	(2,164)	(19,972)
Other non-cash amortization	5,456	6,131	5,359	4,877	4,873
Stock-based compensation	10,070	8,405	9,202	6,488	7,149
Straight-lining of rental income	(8,511)	(8,489)	(6,587)	(8,102)	31,707
Loss (gain) on extinguishment of debt, net	4,022	405	7,843	39,527	(93)
Gain on real estate dispositions	(19,150)	(5,447)	(10,354)	(18)	(35,827)
Gain on real estate loan investments	—	—	—	—	(13,211)
Income tax benefit	(59,480)	(1,715)	(29,562)	(8,147)	(1,642)
Loss from unconsolidated entities	2,529	946	7,208	716	6,371
Distributions from unconsolidated entities	100	1,200	200	100	1,245
Real estate impairments related to natural disasters	—	—	52,510	—	—
Other	2,808	2,283	3,330	(734)	1,214
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(30,768)	(13,704)	11,681	(47,655)	7,513
Increase (decrease) in accrued interest	29,445	(18,047)	22,500	(16,004)	15,020
Increase (decrease) in accounts payable and other liabilities	21,792	3,490	(12,404)	16,542	5,036
Net cash provided by operating activities	393,099	336,120	363,845	307,286	402,317
Cash flows from investing activities:
Net investment in real estate property	(194,942)	(13,097)	(230,107)	(23,543)	(807)
Investment in loans receivable	(502,891)	(4,257)	(17,445)	(535)	(207,173)
Proceeds from real estate disposals	56,854	17,551	22,549	19,000	136,873
Proceeds from loans receivable	288,382	1,275	45,227	216	723,003
Development project expenditures	(64,574)	(49,652)	(100,528)	(74,666)	(81,793)
Capital expenditures	(36,426)	(21,955)	(58,833)	(30,996)	(21,412)
Distributions from unconsolidated entities	—	—	25	50,638	6,792
Investment in unconsolidated entities	(247)	(687)	(1,901)	(5,073)	(932)
Insurance proceeds for property damage claims	13,941	2,998	564	3,998	802
Net cash (used in) provided by investing activities	(439,903)	(67,824)	(340,449)	(60,961)	555,353
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	194,224	(700,775)	280,171	239,018	(471,569)
Net change in borrowings under commercial paper program	75,312	194,498	—	—	—
Proceeds from debt	6,343	706,591	137,053	1,662,104	11,797
Repayment of debt	(734,491)	(262,570)	(171,475)	(1,862,217)	(214,769)
Purchase of noncontrolling interests	—	—	(2,295)	—	(2,429)
Payment of deferred financing costs	—	(6,837)	(4,029)	(10,235)	(30)
Issuance of common stock, net	767,655	98,378	—	—	—
Cash distribution to common stockholders	(284,268)	(282,874)	(281,895)	(281,853)	(281,760)
Cash distribution to redeemable OP unitholders	(2,335)	(2,216)	(1,865)	(1,850)	(1,886)
Cash issued for redemption of OP Units	—	—	—	(395)	(320)
Contributions from noncontrolling interests	2,371	1,223	1,383	500	—
Distributions to noncontrolling interests	(1,480)	(2,623)	(1,606)	(2,160)	(4,469)
Proceeds from stock option exercises	21,422	4,316	4,524	1,913	2,325
Other	142	(6,874)	(83)	(654)	367
Net cash provided by (used in) financing activities	44,895	(259,763)	(40,117)	(255,829)	(962,743)
Net (decrease) increase in cash, cash equivalents and restricted cash	(1,909)	8,533	(16,721)	(9,504)	(5,073)
Effect of foreign currency translation	(26)	234	(362)	(52)	(406)
Cash, cash equivalents and restricted cash at beginning of period	140,231	131,464	148,547	158,103	163,582
Cash, cash equivalents and restricted cash at end of period	$138,296	$140,231	$131,464	$148,547	$158,103

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(In thousands)
	For the Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
Supplemental schedule of non-cash activities:
Assets acquired and liabilities assumed from acquisitions and other:
Real estate investments	$1,069	$—	$65,174	$190	$6
Other assets	183	—	1,286	—	—
Debt	—	—	30,508	—	—
Other liabilities	1,252	—	1,952	190	6
Deferred income tax liability	—	—	922	—	—
Noncontrolling interests	—	—	2,591	—	—
Equity issued	—	—	30,487	—	—
Equity issued for redemption of OP Units	—	—	641	—	—

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations (FFO) and Funds Available for Distribution (FAD)[1]
(Dollars in thousands, except per share amounts)
								YOY
	2018				2019			Growth
	Q2	Q3	Q4	FY	Q1	Q2	YTD	'18-'19
Net income attributable to common stockholders	$166,519	$101,972	$62,273	$409,467	$125,785	$210,529	$336,314	26%
Net income attributable to common stockholders per share	$0.46	$0.28	$0.17	$1.14	$0.35	$0.58	$0.93	26%
Adjustments:
Depreciation and amortization on real estate assets	222,092	217,116	242,834	913,537	234,471	224,630	459,101
Depreciation on real estate assets related to noncontrolling interests	(1,776)	(1,718)	(1,621)	(6,926)	(1,834)	(1,750)	(3,584)
Depreciation on real estate assets related to unconsolidated entities	302	723	(78)	1,977	165	167	332
Impairment on equity method investment	—	—	—	35,708	—	—	—
Gain on real estate dispositions	(35,827)	(18)	(10,354)	(46,247)	(5,447)	(19,150)	(24,597)
Gain on real estate dispositions related to noncontrolling interests	1,508	—	—	1,508	354	—	354
Gain on real estate dispositions related to unconsolidated entities	—	(875)	—	(875)	(799)	(2)	(801)
Subtotal: FFO add-backs	186,299	215,228	230,781	898,682	226,910	203,895	430,805
Subtotal: FFO add-backs per share	$0.52	$0.60	$0.64	$2.50	$0.63	$0.56	$1.19
FFO (Nareit) attributable to common stockholders	$352,818	$317,200	$293,054	$1,308,149	$352,695	$414,424	$767,119	17%
FFO (Nareit) attributable to common stockholders per share	$0.98	$0.88	$0.81	$3.64	$0.98	$1.13	$2.11	15%

Adjustments:
Change in fair value of financial instruments	45	42	(14)	(18)	(38)	(11)	(49)
Non-cash income tax benefit	(1,642)	(8,166)	(4,944)	(18,427)	(1,714)	(59,480)	(61,194)
Impact of tax reform	—	—	(24,618)	(24,618)	—	—	—
Loss on extinguishment of debt, net	4,707	39,489	7,890	63,073	405	4,022	4,427
(Gain) loss on non-real estate dispositions related to unconsolidated entities	—	(16)	10	(2)	—	(3)	(3)
Merger-related expenses, deal costs and re-audit costs	7,540	4,985	6,375	38,145	2,829	5,564	8,393
Amortization of other intangibles	190	121	120	759	121	121	242
Other items related to unconsolidated entities	878	632	678	5,035	1,038	1,377	2,415
Non-cash charges related to lease terminations	21,299	—	—	21,299	—	—	—
Non-cash impact of changes to equity plan	1,292	448	1,509	4,830	2,334	2,584	4,918
Natural disaster expenses (recoveries), net	79	93	64,041	63,830	(1,539)	(13,339)	(14,878)
Subtotal: normalized FFO add-backs	34,388	37,628	51,047	153,906	3,436	(59,165)	(55,729)
Subtotal: normalized FFO add-backs per share	$0.10	$0.10	$0.14	$0.43	$0.01	$(0.16)	$(0.15)
Normalized FFO attributable to common stockholders	$387,206	$354,828	$344,101	$1,462,055	$356,131	$355,259	$711,390	(8%)
Normalized FFO attributable to common stockholders per share	$1.08	$0.99	$0.96	$4.07	$0.99	$0.97	$1.96	(10%)

Non-cash items included in normalized FFO:
Amortization of deferred revenue and lease intangibles, net	(2,992)	(2,164)	(4,659)	(13,680)	(2,846)	(3,299)	(6,145)
Other non-cash amortization, including fair market value of debt	4,873	4,877	5,359	18,886	6,131	5,335	11,466
Stock-based compensation	5,857	6,040	7,693	25,133	6,071	7,486	13,557
Straight-lining of rental income	(6,572)	(8,102)	(6,587)	(24,883)	(8,489)	(8,511)	(17,000)
Subtotal: non-cash items included in normalized FFO	1,166	651	1,806	5,456	867	1,011	1,878
Capital expenditures	(23,584)	(33,576)	(60,667)	(140,060)	(24,015)	(34,366)	(58,381)
Normalized FAD attributable to common stockholders	$364,788	$321,903	$285,240	$1,327,451	$332,983	$321,904	$654,887	(12%)
Merger-related expenses, deal costs and re-audit costs	(7,540)	(4,985)	(6,375)	(38,145)	(2,829)	(5,564)	(8,393)
Other items related to unconsolidated entities	(878)	(632)	(678)	(5,035)	(1,038)	(1,377)	(2,415)
FAD attributable to common stockholders	$356,370	$316,286	$278,187	$1,284,271	$329,116	$314,963	$644,079	(12%)
Weighted average diluted shares	359,000	359,355	359,989	359,301	360,619	365,553	363,100

[1] Per share quarterly amounts may not add to annual per share amounts due to material changes in the Company’s weighted average diluted share count, if any. Per share amounts may not add to total per share amounts due to rounding.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers FFO, normalized FFO, FAD and normalized FAD to be appropriate supplemental measures of operating performance of an equity REIT. In particular, the Company believes that normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by non-recurring items and other non-operational events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of FFO and normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results.

The Company uses the National Association of Real Estate Investment Trusts (“Nareit”) definition of FFO. Nareit defines FFO as net income attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of real estate property, including gains or losses on re-measurement of equity method investments, and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) merger-related costs and expenses, including amortization of intangibles, transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to acquisition lawsuits; (b) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (c) the non-cash effect of income tax benefits or expenses, the non-cash impact of changes to the Company’s executive equity compensation plan, derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement and non-cash charges related to lease terminations; (d) the financial impact of contingent consideration, severance-related costs and charitable donations made to the Ventas Charitable Foundation; (e) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; (f) gains and losses on non-real estate dispositions and other unusual items related to unconsolidated entities; (g) expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements and related matters; and (h) net expenses or recoveries related to natural disasters. Normalized FAD represents normalized FFO excluding non-cash components, which include straight-line rental adjustments, and deducting capital expenditures, including certain tenant allowances and leasing commissions. FAD represents normalized FAD after subtracting merger-related expenses, deal costs and re-audit costs and other unusual items related to unconsolidated entities.

FFO, normalized FFO, FAD and normalized FAD presented herein may not be comparable to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO, normalized FFO, FAD and normalized FAD should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO, normalized FFO, FAD and normalized FAD should be examined in conjunction with net income attributable to common stockholders as presented elsewhere herein. For a reconciliation of the Company’s previous 2019 Nareit FFO and normalized FFO per share guidance, please refer to the reconciliation included in the Company’s Current Report on Form 8-K filed with the SEC on April 26, 2019, which reconciliation is hereby incorporated by reference.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
NET INCOME, FFO and FAD Attributable to Common Stockholders 2019 Guidance [1,2]
(Dollars in millions, except per share amounts)
	Tentative / Preliminary and Subject to Change
	FY2019 - Guidance		FY2019 - Per Share
	Low	High	Low	High

Net Income Attributable to Common Stockholders	$510	$537	$1.38	$1.45

Depreciation and Amortization Adjustments	963	992	2.60	2.68
Gain on Real Estate Dispositions	(30)	(60)	(0.08)	(0.16)
Other Adjustments [3]	(1)	(0)	(0.00)	(0.00)

FFO (Nareit) Attributable to Common Stockholders	$1,442	$1,469	$3.90	$3.97

Merger-Related Expenses, Deal Costs and Re-Audit Costs	22	17	0.06	0.05
Natural Disaster Expenses (Recoveries), Net	(15)	(15)	(0.04)	(0.04)
Other Adjustments [3]	(43)	(43)	(0.12)	(0.12)

Normalized FFO Attributable to Common Stockholders	$1,406	$1,428	$3.80	$3.86
% Year-Over-Year Growth			(9%)	(7%)

Non-Cash Items Included in Normalized FFO	5	4
Capital Expenditures	(155)	(160)

Normalized FAD Attributable to Common Stockholders	$1,256	$1,272

Merger-Related Expenses, Deal Costs and Re-Audit Costs	(22)	(17)
Other Adjustments [3]	(3)	(3)

FAD Attributable to Common Stockholders	$1,231	$1,252

Weighted Average Diluted Shares (in millions)	370	370
[1]

The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.

[2]

Per share quarterly amounts may not add to annual per share amounts due to changes in the Company's weighted average diluted share count, if any. Totals may not add due to minor corporate-level adjustments.

[3]	See table titled “Funds From Operations (FFO) and Funds Available for Distribution (FAD)” for detailed breakout of adjustments for each respective category.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Debt to Adjusted Pro Forma EBITDA1
(Dollars in thousands)

The following table illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense), excluding gains or losses on extinguishment of debt, consolidated joint venture partners’ share of EBITDA, merger-related expenses and deal costs, expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements, net gains or losses on real estate activity, gains or losses on re-measurement of equity interest upon acquisition, changes in the fair value of financial instruments, unrealized foreign currency gains or losses, net expenses or recoveries related to natural disasters and non-cash charges related to lease terminations, and including the Company’s share of EBITDA from unconsolidated entities and adjustments for other immaterial or identified items (“Adjusted EBITDA”).

The following information considers the pro forma effect on Adjusted EBITDA of the Company’s activity during the three months ended June 30, 2019, as if the transactions had been consummated as of the beginning of the period (“Adjusted Pro Forma EBITDA”).

The Company believes that net debt, Adjusted Pro Forma EBITDA and net debt to Adjusted Pro Forma EBITDA are useful to investors, analysts and Company management because they allow the comparison of the Company’s credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

For the Three Months Ended June 30, 2019:

Net income attributable to common stockholders	$210,529
Adjustments:
Interest	110,369
Loss on extinguishment of debt, net	4,022
Taxes (including tax amounts in general, administrative and professional fees)	(57,412)
Depreciation and amortization	226,187
Non-cash stock-based compensation expense	10,070
Merger-related expenses, deal costs and re-audit costs	4,600
Net income attributable to noncontrolling interests, net of consolidated joint venture partners’ share of EBITDA	(3,199)
Loss from unconsolidated entities, net of Ventas share of EBITDA from unconsolidated entities	9,009
Gain on real estate dispositions	(19,150)
Unrealized foreign currency gains	(265)
Change in fair value of financial instruments	(14)
Natural disaster expenses (recoveries), net	(13,308)
Adjusted EBITDA	$481,438
Pro forma adjustments for current period activity	151
Adjusted Pro Forma EBITDA	$481,589

Adjusted Pro Forma EBITDA annualized	$1,926,356

As of June 30, 2019:

Total debt	$10,256,092
Cash	(81,987)
Restricted cash pertaining to debt	(30,728)
Consolidated joint venture partners’ share of debt	(101,774)
Ventas share of debt from unconsolidated entities	45,988
Net debt	$10,087,591

Net debt to Adjusted Pro Forma EBITDA	5.2	x

[1] Totals may not add due to rounding.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Operating Income (NOI) and Same-Store Cash NOI by Segment
(Dollars in thousands)

The Company considers NOI and same-store cash NOI as important supplemental measures because they allow investors, analysts and the Company’s management to assess its unlevered property-level operating results and to compare its operating results with those of other real estate companies and between periods on a consistent basis. The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and office building services costs. In the case of NOI, cash receipts may differ due to straight-line recognition of certain rental income and the application of other GAAP policies. The Company defines same-store as properties owned, consolidated and operational for the full period in both comparison periods; provided, however, that the Company may include selected properties that otherwise meet the same-store criteria if they are included in substantially all of, but not a full, period for one or both of the comparison periods, and in the Company's judgment such inclusion provides a more meaningful presentation of its portfolio performance. Same-store excludes: (i) assets intended for disposition; (ii) for the Office Portfolio, those properties that incur major property-level expenditures to maximize value, increase net operating income, maintain a market-competitive position and/or achieve property stabilization; and (iii) for other assets, those properties that are scheduled for operator transition, or have transitioned operators, after the start of the prior comparison period. To normalize for exchange rate movements, all same-store cash NOI measures assume constant exchange rates across comparable periods, using the following methodology: the current period’s results are shown in actual reported USD, while prior comparison period’s results are adjusted and converted to USD based on the average exchange rate for the current period.

	Triple-Net	Seniors Housing Operating	Office	Non-Segment	Total
For the Three Months Ended June 30, 2019:
Net income attributable to common stockholders					$210,529
Adjustments:
Interest and other income					(9,202)
Interest					110,369
Depreciation and amortization					226,187
General, administrative and professional fees					43,079
Loss on extinguishment of debt, net					4,022
Merger-related expenses and deal costs					4,600
Other					(11,481)
Loss from unconsolidated entities					2,529
Gain on real estate dispositions					(19,150)
Income tax benefit					(57,752)
Net income attributable to noncontrolling interests					1,369
Reported segment NOI	$190,061	$153,888	$140,780	$20,370	$505,099
Adjustments:
Modification fee	—	—	462	—	462
Normalizing adjustment for technology costs[1]	—	(1)	—	—	(1)
NOI not included in same-store	(4,900)	(3,515)	(12,448)	—	(20,863)
Straight-lining of rental income	(3,993)	—	(4,520)	—	(8,513)
Non-cash rental income	(959)	—	(2,210)	—	(3,169)
Non-segment NOI	—	—	—	(20,370)	(20,370)
Same-store cash NOI (constant currency)	$180,209	$150,372	$122,064	$—	$452,645
YOY growth ‘18 - ‘19	1.5%	(2.9%)	2.9%		0.3%
For the Three Months Ended June 30, 2018:
Net income attributable to common stockholders					$166,519
Adjustments:
Interest and other income					(2,347)
Interest					113,029
Depreciation and amortization					223,634
General, administrative and professional fees					36,656
Gain on extinguishment of debt, net					(93)
Merger-related expenses and deal costs					4,494
Other					3,527
Loss from unconsolidated entities					6,371
Gain on real estate dispositions					(35,827)
Income tax benefit					(734)
Net income attributable to noncontrolling interests					2,781
Reported segment NOI	$169,047	$157,877	$133,534	$57,552	$518,010
Adjustments:
Modification fee	2,389	—	—	—	2,389
Normalizing adjustment for technology costs[1]	—	284	—	—	284
Other normalizing adjustments	—	(589)	—	—	(589)
NOI not included in same-store	(10,469)	(1,995)	(10,533)	—	(22,997)
Straight-lining of rental income	35,741	—	(4,035)	—	31,706
Non-cash rental income	(18,779)	—	(360)	—	(19,139)
Non-segment NOI	—	—	—	(57,552)	(57,552)
NOI impact from change in FX	(344)	(641)	—	—	(985)
Same-store cash NOI (constant currency)	$177,585	$154,936	$118,606	$—	$451,127

[1] Represents costs expensed by one operator related to implementation of new software.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
NOI and Same-Store Cash NOI by Segment Guidance [1,2]
(Dollars in millions)
	FY2019 - Guidance
	Tentative / Preliminary and Subject to Change
	Triple-Net	Seniors Housing Operating	Office	Non-Segment	Total
High End
Net Income Attributable to Common Stockholders					$537
Depreciation and Amortization[3]					1,006
Interest Expense, G&A, Other Income and Expenses[4]					526
Reported Segment NOI[5]	$755	$630	$571	$118	2,069
Non-Cash and Non-Same-Store Adjustments	(44)	(15)	(82)	(118)	(259)
Same-Store Cash NOI[5]	711	615	489	—	1,810
Percentage Increase	1.5%	0.0%	2.5%	NM	1.0%

Low End
Net Income Attributable to Common Stockholders					$510
Depreciation and Amortization[3]					976
Interest Expense, G&A, Other Income and Expenses[4]					565
Reported Segment NOI[5]	$748	$611	$566	$118	2,051
Non-Cash and Non-Same-Store Adjustments	(44)	(15)	(82)	(118)	(259)
Same-Store Cash NOI[5]	704	596	484	—	1,792
Percentage Increase	0.5%	(3.0%)	1.5%	NM	0.0%

Prior Year
Net Income Attributable to Common Stockholders					$409
Depreciation and Amortization[3]					920
Interest Expense, G&A, Other Income and Expenses[4]					701
Reported Segment NOI	$740	$623	$539	$128	2,030
Normalizing Adjustment for Technology Costs[6]	—	1	—	—	1
Non-Cash and Non-Same-Store Adjustments	(39)	(8)	(62)	(128)	(237)
NOI Impact from Change in FX	(1)	(1)	—	—	(2)
Same-Store Cash NOI	700	615	477	—	1,792

	2019
GBP (£) to USD ($)	1.26
USD ($) to CAD (C$)	1.31
[1]

The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.

[2]	See table titled “Net Operating Income (NOI) and Same-Store Cash NOI by Segment” for a detailed breakout of adjustments for each respective category.
[3]	Includes real estate depreciation and amortization, corporate depreciation and amortization, and amortization of other intangibles.
[4]

Includes interest expense, general and administrative expenses (including stock-based compensation), loss on extinguishment of debt, merger-related expenses and deal costs, income from unconsolidated entities, income tax benefit, and other income and expenses.

[5]	Totals may not add across due to minor corporate-level adjustments and rounding.
[6]	Represents costs expensed by one operator related to implementation of new software.

Contacts

Juan Sanabria
(877) 4-VENTAS